                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.**     [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  Akorn, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                  Akorn, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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** The Registrant would like to release definitive proxy materials to shareholders on or about November 15, 2002.

                          PRELIMINARY PROXY MATERIALS

                                  AKORN, INC.

                              2500 MILLBROOK DRIVE
                         BUFFALO GROVE, ILLINOIS 60089
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 19, 2002
--------------------------------------------------------------------------------
TO THE SHAREHOLDERS OF AKORN, INC.:

       The Annual Meeting of shareholders of Akorn, Inc. (the "Company") will be held at 10:00 a.m., local time, on December 19, 2002 in the Read Room of The Northern Trust Bank, 265 East Deerpath, Lake Forest, Illinois 60045 for the following purposes, as more fully described in the accompanying proxy statement:

       1.  To elect four directors to the Board of Directors.

       2. To consider and vote upon the adoption of the Akorn, Inc. 2002 Stock Option Plan for Directors.

       3. To consider and vote upon approval of certain of the conversion features of the subordinated debt issued by the Company to a trust controlled by the Company's Chairman and Chief Executive Officer.

       4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

       The Board of Directors has fixed the close of business on November 8, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.

       Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. Furnishing the enclosed proxy will not prevent you from voting in person at the Meeting should you wish to do so.
                                   By Order of the Board of Directors

                                   Ben J. Pothast
                                   Secretary

Buffalo Grove, Illinois
November   , 2002

                          PRELIMINARY PROXY MATERIALS

                                  AKORN, INC.
                              2500 MILLBROOK DRIVE
                         BUFFALO GROVE, ILLINOIS 60089

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 19, 2002

       This proxy statement is furnished to shareholders of Akorn, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting"). The date of this Proxy Statement is
November   , 2002.

       On November 8, 2002, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the
Company had outstanding      shares of common stock, each of which is entitled
to one vote on all matters to be considered at the Meeting. No shares of preferred stock were outstanding as of the Record Date.

       Shares represented by properly executed proxies on the enclosed form, that are received in time for the Meeting, will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed director nominees, for approval of the Akorn Inc. 2002 Stock Option Plan for Directors and for approval of certain of the conversion features of the subordinated debt between the Company and a trust controlled by the Company's Chairman and Chief Executive Officer, all as described herein. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares will constitute a quorum. Abstentions are counted for purposes of determining the presence of a quorum.

       If a quorum is present, the election of the four directors to be elected at the Meeting will be determined by a plurality vote, that is, the four nominees receiving the largest number of votes will be elected and a majority of votes actually cast will decide any other matter properly brought before the Meeting for a vote of shareholders. Shares for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for purposes of electing directors. With respect to the proposal to consider and vote upon the adoption of the Akorn, Inc. 2002 Stock Option Plan for Directors, the proposal to approve certain of the conversion features of the subordinated debt between the Company and a trust controlled by the Company's Chairman and Chief Executive Officer and any other matters which may come before the Meeting, the affirmative vote of a majority of the outstanding shares of common stock present and voting in person or represented and voting by proxy at the Meeting is required for adoption of such matters. With respect to all matters other than the election of directors, shares not voted as a result of abstentions and broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters. Shareholders do not have dissenters' rights with respect to any of the matters scheduled to come before the Meeting.

       The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. The Company has retained Georgeson Shareholder Communications, Inc. ("Georgeson"), a proxy solicitation firm, to assist in soliciting proxies. The Company will pay Georgeson a fee of approximately $7,000, plus reimbursement of out-of-pocket expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of common stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

                       PROPOSAL 1: ELECTION OF DIRECTORS

       The Company's by-laws provide for a Board of five directors, however, only four directors are to be elected at the Meeting. Following the resignation of Antonio R. Pera as a member of the Board on June 7, 2002, the Board has thus far been unable to recruit a suitable nominee for the resulting vacancy. The Board of Directors has, accordingly, only nominated four candidates for election at the Meeting and recommends that shareholders vote FOR the election of all four nominees. It is the intention of the Board of Directors, in conformity with the Company's by-laws, to fill the vacancy at such time as a suitable individual has been located and has agreed to serve on the Board of Directors. In addition, as part of the Company's on-going discussions with its Senior Lenders, the Company may determine that increasing the number of independent directors on the Board is advisable. While no decision has been made to increase the size of the Board at this time, if the Board determines that adding additional directors is in the best interests of the Company, it would first amend the Company's by-laws to increase the number of directors and then, as provided in the by-laws, fill the vacancy with individuals who would serve until the next annual meeting of shareholders.

       Directors are elected by a plurality of the votes cast. Proxies cannot be voted for more than four candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the four nominees listed below. In the unanticipated event that one or more of such nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board of Directors.

       The following table and narrative description sets forth, as of October 31, 2002, the age, principal occupation and employment, position with the Company, directorships in other public corporations, and year first elected a director of the Company, of each individual nominated for election as director at the Meeting. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past five years.

Name                                       Age      Position with the Company               Director Since
----                                       ---      -------------------------               --------------
John N. Kapoor, Ph.D. ...............      59       Chief Executive Officer, Director,           1991
                                                    Chairman of the Board
Daniel E. Bruhl, M.D. ...............      60       Director                                     1983
Doyle S. Gaw.........................      71       Director                                     1975
Jerry N. Ellis.......................      64       Director                                     2001

John N. Kapoor, Ph.D. Dr. Kapoor has served as Chief Executive Officer of the Company since March 2001. Dr. Kapoor has served as Chairman of the Board of the Company since May 1995 and from December 1991 to January 1993. Dr. Kapoor also served as acting Chairman of the Board of the Company from April 1993 to May 1995 and Chief Executive Officer of the Company from May 1996 to November 1998. Dr. Kapoor serves as Chairman of the Board of Option Care, Inc. (an infusion services and supplies company) and was Chief Executive Officer of Option Care, Inc. from August 1993 to April 1996. Dr. Kapoor is the president of E.J. Financial Enterprises, Inc., (a health care consulting and investment company), and has served as Chairman of the Board of NeoPharm, Inc. (a specialty pharmaceutical company), since July 1990. Dr. Kapoor is also a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals) and of Introgen Therapeutics, Inc. (a gene therapy company).

Daniel E. Bruhl, M.D. Dr. Bruhl has served as a Director of the Company since 1983. Dr. Bruhl is an ophthalmologist, President of the Surgery Center of Fort Worth and a director of Medsynergies, Inc., (private ophthalmology practice management company). Dr. Bruhl was a director of Surgical Care Affiliates (outpatient surgery center company) from 1983 to 1996, when it merged with Healthsouth Corporation.

Doyle S. Gaw. Mr. Gaw has served as a Director of the Company since 1975. Mr. Gaw is a private investor.

Jerry N. Ellis. Mr. Ellis has served as a Director of the Company since 2001. Mr. Ellis has been an Adjunct Professor in the Department of Accounting at The University of Iowa since 2000. Mr. Ellis was a consultant to Arthur Andersen, LLP from 1994 to 2000 and a Partner at Arthur Andersen in the Dallas, Madrid and Chicago offices from 1973 to 1994. Mr. Ellis is a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NAMED NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

       During the year ended December 31, 2001, the Board of Directors of the Company held four meetings. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Board committees on which they serve. The Board of Directors has an Audit Committee, of which Dr. Bruhl, Mr. Gaw and Mr. Ellis are members, and a Compensation Committee, of which Dr. Bruhl and Mr. Gaw are members. The Board of Directors does not have a Nominating Committee. The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

       The Audit Committee, which met four times during 2001, is responsible for consulting with the independent auditors with regard to the plan of audit, reviewing the plan and the results of audits of the Company by its independent auditors and for discussing audit recommendations with management and reporting the results of its reviews to the Board of Directors. Under the listing requirements established by the National Association of Securities Dealers ("NASD") for companies desiring to be listed on the Nasdaq, a company is required to have at least three members on the Board of Directors who are considered to be "independent" as that term is defined under the NASD listing standards. The Company currently has three independent members on the Board of Directors, all of whom serve on the Audit Committee of the Board.

       The Compensation Committee, which met one time during 2001, reviews various compensation matters with respect to executive officers and directors, including the awarding of options.

DIRECTOR COMPENSATION

       For services as Chairman of the Board and as a consultant to the Company, Dr. Kapoor is entitled to receive a fee of $50,000 per year. For his services as CEO in 2001, Dr. Kapoor did not receive any additional cash compensation, however, he was granted an option to purchase 500,000 shares of the Company's common stock at a price of $2.25 per share. Each other director who is not a salaried officer or consultant of the Company receives a fee for his services as a director of $1,000 per regular meeting of the Board of Directors, $500 per telephone meeting and $500 per committee meeting, plus reimbursement of his expenses related to those services. These fees are periodically reviewed and evaluated for reasonableness by the Board and management.

       All directors of the Company participated in the Akorn Inc. 1991 Stock Option Plan for Directors, (the "1991 Directors' Plan") and, if approved by the shareholders, would participate in the Akorn Inc. 2002 Stock Option Plan for Directors (the "2002 Directors' Plan" and with the 1991 Directors' Plan, the "Directors' Plans") which, if approved by the shareholders, will replace the Akorn Inc. 1991 Stock Option Plan for Directors which expired in December, 2001. Under the 1991 Directors' Plan, each director of the Company is granted an option to acquire 5,000 shares of the Company's common stock on the day after each annual meeting of shareholders at which he is elected to serve as a director. Under the 2002 Directors' Plan, directors would be granted an option to acquire 15,000 shares of the Company's common stock on January 1 of each calendar year. Under the 1991 Directors' Plan, any director appointed between annual meetings is entitled to receive a pro rata portion of an option to acquire 5,000 (15,000 shares under the 2002 Directors'
Plan) shares based on the number of full calendar months in that year during which that person will serve as a director. Under either of the Directors' Plans, the Compensation Committee may, in its sole discretion, grant an option to purchase up to 100,000 shares to a person who is not already a director and who becomes a director at any time; no member of the Compensation Committee is eligible to be granted such an option and any director who has been granted such an option is not permitted to serve on the Compensation Committee for one year after such grant. Options granted under the 1991 Directors' Plan vest immediately and expire five years from the date of grant. Options granted under the 2002 Director's Option Plan vest in one year and expire ten years from the date of grant. The option exercise price for all options granted under the Directors' Plans is the fair market value of the shares covered by the option at the time of the grant. For additional information regarding the Directors' Plans, see "PROPOSAL 2: ADOPTION OF THE AKORN, INC. 2002 STOCK OPTION PLAN FOR DIRECTORS" below.

       Under agreements between the Company and the John N. Kapoor Trust dtd. 9/20/89, an entity controlled by Dr. John N. Kapoor, the Company's Chairman and Chief Executive Officer (the "Trust"), the Trust is entitled to designate two individuals to be nominated and recommended by the Company's Board of Directors for election as a director. As of the date of this Proxy Statement, the Trust has designated only Dr. Kapoor for this purpose, and is not expected to designate a second individual for nomination as a director prior to the Meeting.

                         REPORT OF THE AUDIT COMMITTEE

       The Audit Committee consulted with the independent auditors with regard to the plan of audit, reviewed the plan and the results of audits of the Company by its independent auditors, discussed audit recommendations with management and reported the results of its reviews to the Board of Directors. The Committee or the Committee Chairman as representative of the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and independent auditors prior to public release. In 2001, the Board of Directors adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to the Company's Proxy Statement for the 2001 Annual Meeting.

       The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosure required by the Independence Standards Board, and considered the possible effect of non-audit services on the auditors' independence. Fees for the annual audit were $360,856 and all other fees were $152,022 (consisting primarily of tax services). No fees were paid to the independent auditors for financial information systems design and implementation services.

       The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

       The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

       Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual

Report on Form 10-K/A for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
        DANIEL E. BRUHL, M.D.     DOYLE S. GAW     JERRY N. ELLIS, CHAIR

                               BENEFICIAL OWNERS

       Except as otherwise noted, the following table sets forth information with respect to persons or entities who, as of October 31, 2002, were directors, nominees, Named Executive Officers (as defined in "Executive Compensation" below), or had beneficial ownership of five percent or more of the Company's common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished to the Company or to the Securities and Exchange Commission by the persons or entities listed. Unless otherwise noted the address of each of the following persons is 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

                    BENEFICIAL OWNER                         SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
                    ----------------                         -------------------------    ----------------
DIRECTORS AND NOMINEES
John N. Kapoor, Ph.D.....................................             8,976,598(1)             36.93%
Daniel E. Bruhl, M.D.....................................               316,767(2)              1.61%
Doyle S. Gaw.............................................               107,860(2)              0.55%
Jerry N. Ellis...........................................                20,000(2)              0.10%
NAMED EXECUTIVE OFFICERS
Antonio R. Pera..........................................               550,000(3)              2.72%
Floyd Benjamin(4)........................................               961,667(5)              4.77%
Rita J. McConville (4)...................................                 8,928                 0.05%
Harold Koch Jr. (4)......................................                46,341                 0.24%
Directors and officers as a group (9 persons)............            11,050,661(6)             43.38%
OTHER BENEFICIAL OWNERS
Wellington Management Company (7)........................               986,200                 5.02%
Arjun C. Waney (8).......................................             1,868,900                 9.51%

-------------------------
(1) Of such 8,976,598 shares, (i) 841,000 are owned directly by the John N. Kapoor Trust dated September 20, 1989 (the "Trust") of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 3,395,000 are owned by EJ Financial/Akorn Management, L.P. of which Dr. Kapoor is managing general partner, (iii) 25,000 are owned directly by Dr. John N. Kapoor, (iv) 63,600 are owned by a trust, the trustee of which is Dr. Kapoor's wife and the beneficiaries of which are their children, (v) 297,500 are issuable pursuant to options granted by the Company directly to Dr. Kapoor, (vi) 1,667,000 are issuable upon conversion of warrants issued to the Trust, (vii) 2,426,900 are issuable upon the conversion of a convertible note held by the Trust, and (viii) 260,598 are issuable as of October 31, 2002 upon the conversion of interest related to the convertible note held by the Trust.

(2) The reported shares include options to purchase shares. The respective shares reported for Directors Bruhl, Gaw and Ellis each include options to purchase 20,000 shares. In addition, Dr. Bruhl's retirement plan holds 64,266 of the listed shares.

(3) The shares reported include options to purchase 550,000 shares. At the time of his employment, Mr. Pera received a non-qualified stock option under the Company's Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program to purchase 500,000 shares of the Company's common stock. An additional option for 50,000 shares was granted in February, 2002. Under the terms of the Company's agreement with Mr. Pera, those stock options that had not previously vested became vested upon Mr. Pera's termination of employment.

(4) Information reported for Mr. Benjamin, Ms. McConville and Mr. Koch, all of whom are former officers of the Company, is based on the most recently reported information on file with the Company or the Securities and Exchange Commission.

(5) Mr. Benjamin's shares are held by a trust of which Mr. Benjamin and his wife are trustees and their child is the beneficiary. Includes 495,000 shares issuable pursuant to options granted by the Company directly to Mr. Benjamin.

(6) Of such 11,050,661 shares, 5,819,498 are not presently outstanding, but are issuable pursuant to options described in the preceding footnotes.

(7) The address of Wellington Management Company is 75 State Street, Boston, MA 02109. Ownership is as reported by the holder on February 14, 2001.

(8) Of such 1,868,900 shares, (i) 439,900 are owned by Argent Fund Management Ltd., a United Kingdom corporation having a mailing address of 67 Cheval Place, London SW7 1HP, U.K. ("Argent") for which Mr. Waney serves as Chairman and Managing Director and 51% of which is owned by Mr. Waney, (ii) 608,400 are owned by First Winchester Investments Ltd., a British Virgin Islands corporation having a mailing address of 8 Church Street, St. Helier, Jersey JE4 0SG, Channel Islands, which operates as an equity fund for investors unrelated to Mr. Waney and whose investments are directed by Argent, (iii) 495,000 are owned by Mr. Waney through certain Individual Retirement Accounts maintained in the United States, and (iv) 325,600 are owned directly by Mr. Waney and his spouse. Ownership is as reported by the holders on February 5, 2002.

                             EXECUTIVE COMPENSATION

       The following table summarizes the compensation paid by the Company for services rendered during the years ended December 31, 2001, 2000 and 1999 to each person who, during 2001, served as the chief executive officer of the Company and to each other executive officer of the Company whose total annual salary and bonus for 2001 exceeded $100,000 (each a "Named Executive Officer").

SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                         ANNUAL COMPENSATION                    SECURITIES        ALL
  NAME AND PRINCIPAL      --------------------------------------------------    UNDERLYING      OTHER(1)
       POSITION                   TIME PERIOD             SALARY    BONUS(2)   OPTIONS/SARS   COMPENSATION
-----------------------           -----------             ------    --------   ------------   ------------
John N. Kapoor(3)......   Year ended December 31, 2001   $  2,083                500,000        $     --
Chief Executive Officer   Year ended December 31, 2000     50,000        --        5,000              --
                          Year ended December 31, 1999     47,917        --        5,000              --
Antonio R. Pera(4).....   Year ended December 31, 2001    145,176        --      500,000          18,647
President and             Year ended December 31, 2000         --        --        -- --
Chief Operating Officer   Year ended December 31, 1999         --        --        -- --
Floyd Benjamin(5)......   Year ended December 31, 2001    123,477        --       70,000          12,591
                          Year ended December 31, 2000    274,205        --      105,000          38,826
                          Year ended December 31, 1999    246,184   137,116      305,000          11,700
Harold Koch Jr.(6).....   Year ended December 31, 2001     56,874        --       25,000         113,203
                          Year ended December 31, 2000    158,617        --       40,000          11,600
                          Year ended December 31, 1999    147,928    36,540       10,000          11,600
Rita J.
  McConville(7)........   Year ended December 31, 2001     89,162        --       30,000          56,763
                          Year ended December 31, 2000    151,716        --       55,000           3,500
                          Year ended December 31, 1999    138,600    33,301       30,000           3,333

------------------------
(1) Represents contributions to the Company's Savings and Retirement Plan, except as indicated in notes (4), (5), (6) and (7).

(2) Represents bonuses awarded for 1998 and 1999 performance paid in 1999 and 2000, except for Mr. Benjamin, whose 1998 bonus was paid partially in 1998 and partially in 1999 ($55,916). There were no executive officer bonuses awarded for 2000 or 2001.

(3) By agreement, Dr. Kapoor was entitled to receive compensation of $50,000 annually for his services as Chairman of the Board. Notwithstanding these agreements, Dr. Kapoor consented to defer these payments as part of the agreements reached between the Company and the Company's Senior Lenders.

(4) Mr. Pera served as President and COO of the Company from June 4, 2001 to June 7, 2002. His "Other Compensation" for 2001 includes $7,000 for auto allowance, $4,486 for Company sponsored life insurance, and $7,161 for living expenses in the Chicago area.

(5) Mr. Benjamin served as Chief Executive Officer from May 3, 1996 to March 21, 2001. His "Other Compensation" for 2001 includes $4,000 for auto allowance, $5,539 for country club membership and $763 for spousal travel. His "Other Compensation" for 2000 and 1999 includes $9,600 for auto allowance. His "Other Compensation" for 2000 includes $23,372 for country club membership and $4,104 for spousal travel. Mr. Benjamin's employment with the Company terminated May 30, 2001.

(6) Mr. Koch served as an officer of the Company from May 12, 2000 to April 13, 2001. His "Other Compensation" includes $111,177 for severance in 2001, $923 for auto allowance in 2001 and $7,200 for auto allowance for 2000 and 1999. Mr. Koch's employment with the Company terminated April 13, 2001.

(7) Ms. McConville served as Chief Financial Officer from February 28, 1997 to March 21, 2001. Her "Other Compensation" includes $54,686 for severance in 2001. Ms. McConville's employment with the Company terminated July 13, 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

       The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2001, including the potential realizable value over the five-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company's common stock.

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                 Individual Grants                             Annual Rates of
                             ----------------------------------------------------------          Stock Price
                              Number of      Percent of Total                                 Appreciation for
                              Securities       Options/SARs      Exercise                        Option Term
                              Underlying        Granted to       or Base                   -----------------------
                             Options/SARs      Employees in       Price      Expiration       5%            10%
          Name                Granted(#)       Fiscal year        ($/Sh)        Date         ($)            ($)
          ----               ------------    ----------------    --------    ----------      ---            ---
John N. Kapoor...........     500,000(1)           25%            $2.25       3/29/06      $310,817       $686,824
Antonio R. Pera..........     500,000(1)           25%             2.33        6/4/06       321,868        711,244
Floyd Benjamin...........      60,000(1)            3%             5.31        2/1/06        88,023        194,508
                               10,000(2)            NM             1.74       5/16/06         4,807         10,623
Harold Koch Jr...........      25,000(1)            1%             5.31        2/1/06        36,676         81,045
Rita J. McConville.......      25,000(1)            1%             5.31        2/1/06        36,676         81,045
                                5,000(2)            NM             1.74       5/16/06         2,404          5,311

------------------------
NM - Not Meaningful

(1) Issued pursuant to the Amended and Restated 1988 Incentive Compensation Program.

(2) Issued pursuant to the Amended and Restated 1988 Incentive Compensation Program as part of the Company salary reduction program.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                          Number of               Value of
                                                                    Securities Underlying    Unexercised in-the-
                                                                         Unexercised           Money Options/
                                                                          Options/                 SARs at
                                                                      SARs at FY-End(#)         FY-End($)(1)
                                                         Value      ---------------------    -------------------
                                     Shares Acquired    Realized        Exercisable/            Exercisable/
              Name                   on Exercise(#)       ($)           Unexercisable           Unexercisable
              ----                   ---------------    --------    ---------------------    -------------------
John N. Kapoor...................            --              --        263,438/375,000        $475,698/$843,750
Antonio R. Pera..................            --              --        125,000/375,000          291,250/873,750
Floyd Benjamin...................            --              --        430,000/175,000            126,600/8,700
Harold Koch Jr...................            --              --          37,500/40,000                21,875/--
Rita J. McConville(2)............        45,000          49,790              86,250/--                    --/--

------------------------
(1) Value of unexercised in-the-money options calculated using the December 31, 2001 closing price of $4.00.

(2) Ms. McConville's exercises were executed after the termination of her employment with the Company.

EMPLOYMENT AGREEMENTS

       In May 1996 the Company entered into an employment agreement with Mr. Benjamin pursuant to which Mr. Benjamin agreed to serve as Executive Vice President of the Company and President of Taylor Pharmaceuticals Inc. (a subsidiary of the Company) calling for an annual salary of $200,000, increased annually at the discretion of the Board of Directors, plus bonuses determined by a formula stated in the agreement. The agreement terminated January 1, 1999 upon Mr. Benjamin's appointment as President and CEO of the Company.

       In May 2001 the Company entered into an employment agreement with Mr. Pera pursuant to which Mr. Pera served as President and Chief Operating Officer of the Company until his resignation in June 2002. The employment agreement provided for an annual salary of $260,000, increased annually at the discretion of the Board of Directors, plus bonuses determined by a formula stated in the agreement. In addition, the employment agreement provided restrictive covenants concerning the use of confidential information, non-competition and non-solicitation of the Company's employees both during and after Mr. Pera's employment with the Company. Under the terms of the employment agreement and a severance agreement entered into at the time of Mr. Pera's resignation, upon his resignation the Company is committed to continue Mr. Pera's salary for one year, provide continuation of health benefits and vest his stock option grants.

COMPENSATION COMMITTEE INTERLOCKS

       Dr. Bruhl and Mr. Gaw, who comprise the Compensation Committee, are both independent, non-employee directors of the Company. No executive officer of the Company served as a director or member of the compensation committee of (i) another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2001.

                         COMPENSATION COMMITTEE REPORT

       The Compensation Committee of the Board of Directors, consisting of directors Bruhl and Gaw, neither of whom is an employee of the Company, reviews, analyzes and makes recommendations related to compensation packages for the Company's executive officers, evaluates the performance of the Chief Executive Officer and administers the grant of stock options under the Company's Incentive Compensation Program.

       The Company's executive compensation policies are designed to (a) provide competitive levels of compensation to attract and retain qualified executives,
(b) reward achievements in corporate performance, (c) integrate pay with annual and long-term performance goals and (d) align the interests of executives with the goals of shareholders.

       Compensation paid to Company executives consists of salaries, annual cash incentive bonuses and long-term incentive opportunities in the form of stock options.

Salary

       Although Dr. John N. Kapoor was entitled to receive a salary of $50,000 for his services as Chief Executive Officer during fiscal year 2001, as part of the arrangements made by the Company with its Senior Lenders, Dr. Kapoor agreed to defer such salary for 2001.

Incentive Bonus

       Given the Company's financial difficulties during 2001, the Compensation Committee did not award any bonuses for either 2000 or 2001.

Stock Options

       The Compensation Committee's practice with respect to stock options has been to grant options based upon the attainment of Company performance goals and to vest options based on the passage of time. The option grants noted in the compensation table include grants upon initial employment and annual grants as well as grants issued under the Stock Option Plan for Directors to those named executive officers who are also directors.

       It is the responsibility of the Committee to address the issues raised by tax laws under which certain non-performance based compensation in excess of $1 million per year paid to executives of public companies is non-deductible to the Company and to determine whether any actions with respect to this limit need to be taken by the Company. It is not anticipated that any executive officer of the Company will receive any compensation in excess of this limit.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                     DANIEL E. BRUHL, M.D.     DOYLE S. GAW

                            PROPOSAL 2: ADOPTION OF
              THE AKORN, INC. 2002 STOCK OPTION PLAN FOR DIRECTORS

PURPOSE OF PROPOSAL

       By its terms, the Akorn, Inc. 1991 Stock Option Plan for Directors (the "1991 Directors' Plan") expired in December 2001. This plan had been used to compensate the Board of Directors and help conserve cash resources. The Board of Directors believes that the Akorn Inc. 2002 Stock Option Plan for Directors (the "2002 Directors' Plan"), will help the Company continue to attract and retain quality directors in spite of nominal levels of director cash compensation. The terms of the 2002 Directors' Plan are in most respects identical to the 1991 Directors' Plan, with the exception that directors will receive annual grants of 15,000 shares of Common Stock (as opposed to 5,000), the options will vest over one year (as opposed to six months) grants will be automatic on January 1 (the exercise price will be determined as of the last trading day of the prior calendar year), as opposed to being automatic on the day after the Annual Meeting, option terms will be ten years (as opposed to five) and the total number of shares authorized has been increased from 500,000 under the 1991 Director's Plan to 1,000,000 under the 2002 Director's Plan. A copy of the 2002 Directors' Plan is attached hereto as Appendix A.

TERMS OF THE 2002 DIRECTORS' PLAN

       The 2002 Directors' Plan provides for the grant of non-qualified options to persons elected as directors of the Company. If the shareholders elect the four candidates nominated for election to the Board of Directors, and approve the 2002 Directors' Plan, all four will be eligible to receive options under the 2002 Directors' Plan. The total number of shares of Company Common Stock for which stock options may be granted under the 2002 Directors' Plan may not exceed 1,000,000 shares, subject to adjustment in the case of a stock dividend, stock split, recapitalization, or other change in shares of Company Common Stock. In the event an option granted under the 2002 Directors' Plan expires or is terminated or canceled, options to purchase shares subject to such terminated options may again be issued under the 2002 Directors' Plan. Shares issued upon the exercise of stock options under the 2002 Directors' Plan may be obtained from authorized and unissued shares or from treasury shares.

       Under the terms of the 2002 Directors' Plan, each person who is a director of the Company on January 1 will be granted an option to acquire 15,000 shares of Company Common Stock as of that date. Each person who becomes a director of the Company during the year will be entitled to receive the pro rata portion of an option to acquire 15,000 shares, based on the number of full calendar months in that year during which that person will serve as a director. In consideration of such option grant, each director receiving an option must execute an agreement to serve on the Board of Directors of the Company during the term for which he or she was elected. The Compensation Committee may, in its sole discretion, grant an option to purchase no more than 100,000 shares to a person who becomes a director of the Company at any time after the 2002 Meeting, but no member of the Compensation Committee will be eligible to be granted such an option and any director who is granted such an option will not be permitted to serve on the Compensation Committee for one year after grant of such option.

       Options granted under the 2002 Directors' Plan are exercisable in full one year after grant and remain exercisable for ten years from the date of grant. In the event of the death of an optionee, the option may be exercised during its term by the estate of the optionee or by any person who acquires the right to exercise the option by bequest, by inheritance or by reason of the death of an optionee. Options are not assignable or transferable by an optionee other than by will or by the laws of descent and distribution.

       The option exercise price is the fair market value of the shares covered by the option at the time the option is granted. The exercise price must be paid in full at the time of exercise. The exercise price may be paid in cash, in shares of Company common stock owned by the optionee for a period of six months, valued at fair market value, or by delivering an exercise notice to a broker approved by the Company with instructions to deliver the sale or loan proceeds to the Company to pay the exercise price.

       In the event of a proposed dissolution, reorganization, merger or consolidation involving the Company, in which the Company is not the surviving corporation, or transfer of substantially all the property or more than two-thirds of the stock of the Company, the Board will give written notice to each optionee of the proposed transaction and the optionee will have the right to exercise his options effective immediately prior to the consummation of the proposed transaction. If the proposed transaction is consummated, each unexercised option will terminate. If the proposed transaction is not consummated and the optionee has so chosen, the options will remain unexercised.

       The 2002 Directors' Plan will be administered by the Compensation Committee of the Board of Directors. The 2002 Directors' Plan will terminate ten years from the date it is approved by the shareholders of the Company, unless sooner terminated by the Board of Directors. The Board of Directors may amend the 2002 Directors' Plan except that, without the approval of the shareholders, the Board may not amend the plan to (i) materially increase the benefits under the plan, (ii) increase the maximum aggregate number of shares for which options may be granted under the plan, or (iii) permit the granting of options to anyone other than as currently provided in the plan. Any termination or amendment of the 2002 Directors' Plan may not, without the consent of an optionee, affect the optionee's rights under an outstanding option.

       If the 2002 Directors' Plan is approved by the shareholders, options to purchase 15,000 shares of the Company Common Stock will be granted to each of the persons serving as a director on January 1, 2003.

       The closing sales price of a share of Company Common Stock on October 11, 2002 as quoted on the "Pink Sheets" was $0.70.

FEDERAL INCOME TAX CONSEQUENCES

       To the Optionees. An optionee will not recognize any income for federal income tax purposes on the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of the Company common stock on the date of exercise and the exercise price.

       An optionee will recognize capital gain or loss on the sale or exchange of stock acquired pursuant to an exercise of a non-qualified stock option. Such gain will be equal to the difference between the optionee's adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange.

       To the Company. The Company generally will be entitled to a business expense deduction under Section 162 of the Internal Revenue Code of 1986 (the "Code") at the time and in the amount that the optionee recognizes ordinary income in connection with the exercise of an option. In order to be entitled to such a deduction, the Company must withhold, in accordance with the provisions of Section 3402 of the Code, on the ordinary income resulting from the exercise of a non-qualified stock option by an optionee who is also an employee of the Company.

BOARD RECOMMENDATION

       THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2002 DIRECTORS' PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 2002 DIRECTORS' PLAN.

           PROPOSAL 3: APPROVAL OF CERTAIN OF THE CONVERSION FEATURES
           OF THE SUBORDINATED DEBT ISSUED BY THE COMPANY TO A TRUST CONTROLLED BY THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER

       At the Meeting, the Company's shareholders will be asked to approve certain of the conversion features of the Subordinated Debt (as defined below) issued by the Company to a trust controlled by Dr. John N. Kapoor. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL. THE APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT, OR REPRESENTED, AND VOTING AT THE MEETING.

BACKGROUND

       During the first half of 2001, the Company experienced financial difficulties which resulted in the occurrence of a default under the Company's Amended and Restated Credit Agreement (the "Credit Agreement") with its lending banks (the "Senior Lenders") under which the Company had borrowed $44,800,000 (the "Senior Debt"). In July 2001, after extended negotiations, the Company and its Senior Lenders entered into a Forbearance Agreement pursuant to which the Senior Lenders agreed to forbear from taking action against the Company to enforce their rights under the Credit Agreement in return for the Company complying with various conditions set forth in the Forbearance Agreement. One of those conditions was that the Company obtain $5,000,000 of subordinated debt financing, with $3,000,000 of such financing to be in place by July 13, 2001 and the remaining $2,000,000 of financing to be in place by August 16, 2001. At the time the Company entered into the Forbearance Agreement, the Company was in need of additional working capital. As the Company had already borrowed the full amount available under the Credit Agreement, obtaining additional debt, which would have to be subordinate to the debt held by the Senior Lenders, was essential if the Company was to be able to continue operations and comply with the terms of the Forbearance Agreement.

       On July 13, 2001, and in conjunction with the execution of the Forbearance Agreement, the Company and the John N. Kapoor Trust dtd. 9/20/89 (the "Trust"), the sole trustee and sole beneficiary of which is Dr. John N. Kapoor, the Company's Chairman of the Board of Directors, Chief Executive Officer and the beneficial owner of approximately 22% of the Company's currently outstanding common stock, entered into a Convertible Bridge Loan and Warrant Agreement (the "Bridge Loan Agreement"), pursuant to which the Trust agreed to provide the $5,000,000 of subordinated debt required under the terms of the Forbearance Agreement (the "Subordinated Debt") in two loans: a $3,000,000 loan upon execution of the Bridge Loan Agreement ("Loan A") and a second $2,000,000 loan on or before August 16, 2001 ("Loan B").

       Under the terms of the Bridge Loan Agreement, the Subordinated Debt accrues interest at the same rate as the Company pays under the Credit Agreement, which is currently prime plus 3%. As originally structured, Dr. Kapoor, as Trustee of the Trust, was given the option to convert the Subordinated Debt, and interest on Loan B, into common stock of the Company at any time within five years of the funding of each portion of the Subordinated Debt. A subsequent amendment of the Bridge Loan Agreement, which is described below, permitted conversion of interest on Loan A and interest on Loan B accrued after the original repayment date into common stock, subject to stockholder approval. With respect to Loan A, and the interest therein, the conversion price is $2.28 per share of common stock, which was the closing price of the Company's common stock on the Nasdaq National Market on April 17, 2001, the date on which the Trust committed to provide the Company with Loan A (the "Initial Commitment Date"). With respect to Loan B, and interest thereon, the conversion price is $1.80 per share, which was the closing price of the Company's common stock on the Nasdaq National Market on May 25, 2001, the date on which the Trust modified its initial commitment by proposing to provide the additional $2,000,000 of subordinated debt that constitutes Loan B (the "Additional Commitment Date").

       As part of the consideration provided to the Trust for the Subordinated Debt, the Company agreed to issue the Trust warrants (the "Warrants") to purchase shares of the Company's common stock. With respect to the Loan A, the Company issued a warrant allowing the Trust to purchase up to 1,000,000 shares of the Company's common stock at a price of $2.85 per share, which represented a 25% premium over the closing stock price of the Company's common stock on the Initial Commitment Date. With respect to Loan B, the Company issued a warrant to the Trust allowing it to acquire 667,000 shares of the Company's common stock at a price of $2.25 per share, which represented a 25% premium over the closing stock price of the Company's common stock on the Additional Commitment Date. All of the shares of the Company's common stock which the Trust would receive, either pursuant to a conversion of all or a portion of the Subordinated Debt, conversion of interest on Loan A, if approved, or Loan B or the exercise of all or a portion of the Warrants, are subject to a Registration Rights Agreement by and between the Company and the Trust requiring the Company to register the shares received by the Trust upon request of the Trust.

       Under the Nasdaq National Market System corporate governance rules, a company which is traded on the Nasdaq System (which the Company then was) is required to obtain shareholder approval for related party transactions such as those covered by the Bridge Loan Agreement. See "Nasdaq Rules Regarding Shareholder Approval" below. Under these Nasdaq rules, however, an exception for obtaining shareholder approval is available when a delay in securing such approval would seriously jeopardize the financial stability of the enterprise and reliance by the company on the exception is expressly approved by its audit committee or a comparable body of the Board of Directors. The Company's financial condition, and the demands of the Company's Senior Lenders, did not allow the Company the opportunity to call a shareholders meeting to approve the original conversion features of the Subordinated Debt or the issuance of the Warrants. Upon application to the National Association of Securities Dealers (the "NASD"), which oversees the Nasdaq corporate governance rules, in April 2001 with respect to Loan A, and again in a separate exemption request with respect to Loan B in June 2001, the Company was able to demonstrate to the NASD's satisfaction that an exception to obtaining stockholder approval was warranted with respect to conversion of the principal of the Subordinated Debt, interest on Loan B and the issuance of common stock pursuant to the Warrants, in order not to jeopardize the financial viability of the Company. Accordingly, shareholder consent is not being sought with respect to the stock conversion authorizations previously approved by the NASD.

SUBSEQUENT SUBORDINATED DEBT MODIFICATION

       In December 2001, the Company obtained a $3,250,000 five-year loan (the "NeoPharm Loan") from NeoPharm, Inc. to fund the Company's efforts to complete its lyophilization facility located in Decatur, Illinois. Dr. Kapoor, the Company's Chairman, CEO, major stockholder and the trustee of the Trust, is also Chairman of NeoPharm and, at the time of the Loan, the holder of approximately 27% of NeoPharm's outstanding shares. Because of his conflicting interests, Dr. Kapoor abstained from any discussion or vote by the board of directors of either the Company or NeoPharm with respect to the NeoPharm Loan. Among the conditions imposed by NeoPharm for the Company's obtaining the NeoPharm Loan, was the provision that the Subordinated Debt, which was already subordinate to the Senior Debt, also be made subordinate to the NeoPharm Loan and that the term of the Subordinated Debt be extended from 36 months to 65 months, so that it would be coterminous with the NeoPharm Loan. As consideration for the Trust agreeing to this further subordination of the Subordinated Debt, and to the extension of the term of the Subordinated Debt from 36 months to 65 months, the Company agreed to allow the conversion of interest on Loan A into common stock of the Company (the "Loan A Interest Conversion") as well as to allow the conversion of interest earned on Loan B for the period from the original maturity date of July 12, 2004 to the new extended maturity date of December 20, 2006 into shares of common stock of the Company (the "Extended Interest Conversion"). Implementation of the Loan A Interest Conversion, as well as the Extended Interest Conversion, were each specifically conditioned upon obtaining shareholder approval prior to August 31, 2002, which date was later extended to December 31, 2002. Because the modification to the Subordinated Debt allowed time to obtain shareholder approval, no exception to the NASD requirement for obtaining shareholder approval was either required or was sought from the NASD. Accordingly, approval for the Loan A Interest Conversion and the Extended Interest Conversion is now being sought from the shareholders.

NASDAQ RULES REGARDING SHAREHOLDER APPROVAL

       Rule 4350(i)(1)(A) of the Nasdaq National Market System corporate governance rules requires that when a Company which is listed on the Nasdaq National Market System enters into an arrangement with any of its officers or directors, pursuant to which stock would be acquired by those officers or directors in excess of the lesser of 1% of the number of shares of Common Stock outstanding, or 1% of the voting power outstanding, or 25,000 shares, shareholder approval for such transactions is required. As noted above, an exception for obtaining shareholder approval is available, upon application to NASD, when the delay necessitated in securing shareholder approval would seriously jeopardize the financial viability of the enterprise. The Company obtained exceptions from the NASD in May 2001 and August 2001, for the conversion of the principal amount of the Subordinated Debt and interest on Loan B and for the issuance of the Warrants. At the time the Company entered into the NeoPharm Loan, the Company's stock was traded on the Nasdaq National Market System and thus the Company was subject to the corporate governance rules, including Rule 4350(i)(1)(A). Although the Company was delisted from the National Market System by Nasdaq on June 24, 2002, and the Company's appeal of that decision was denied on October 1, 2002, the Company hopes to again gain listing status on Nasdaq or another national exchange at a future date, though no assurance can or is given that such relisting or listing will ever be obtained. For that reason, and in order to comply with the terms of the Bridge Loan Agreement, as amended, the Company wishes to continue to comply with Rule 4350(i)(1)(A) so as to avoid the possibility that an objection could be raised at a future date that the Company failed to comply with this rule. Accordingly, with respect to the Loan A Interest Conversion, as well as the Extended Interest Conversion, the Company now is seeking shareholder approval in order to comply with Nasdaq's corporate governance rules and with the terms of the Bridge Loan Agreement, as amended.

PERCENTAGE OWNERSHIP

       At the present time, the Company projects that, if the Trust were to elect to convert the interest on Loan A and the interest earned on Loan B from the current maturity date of July 12, 2004 until the extended maturity date of December 26, 2006 into common stock of the Company, that, based upon an assumed constant interest rate of 7.75% (which was the interest rate on the Subordinated Debt as of October 31, 2002), approximately 828,763 shares of Common Stock would become issuable to the Trust. Of course, this projected number of shares could be more or less than 828,763 depending on a number of factors, including, but not limited to: (i) whether the interest rate payable on the Subordinated Debt were to increase or decrease, (ii) whether the Company, with the Trust's consent, made prepayment of all or a portion of the Subordinated Debt in advance of the maturity date, and (iii) whether the Trust elected not to convert all or a portion of the interest earned on the Subordinated Debt into shares of common stock.

       Currently, the Trust has the right to convert the $3,000,000 of Loan A principal into 1,315,789 shares of Common Stock, and the $2,000,000 of Loan B principal into 1,111,111 shares of common stock. In addition, from receipt of the Loan B proceeds on August 16, 2001 to October 31, 2002, approximately $204,000 of interest has accrued on Loan B, which interest would be convertible into 113,268 shares of common stock. Further, the Warrants are convertible into 1,667,000 shares of common stock.

       John N. Kapoor, the sole trustee and sole beneficiary of the Trust, and members of his immediate family, currently have beneficial ownership of approximately 8,976,598 shares, (which includes those shares of common stock issuable under the Warrants and upon conversion of the Subordinated Debt), which holdings would represent, in the aggregate, and if all options, rights and warrants were fully exercised, 37% of the common stock of the Company. See "BENEFICIAL OWNERSHIP" above.

CONSEQUENCES OF FAILURE TO RECEIVE STOCKHOLDER APPROVAL

       If the Company's shareholders do not approve the Loan A Interest Conversion and the Extended Term Interest Conversion, the Company would be in default under the Bridge Loan Agreement and, at the option of the Trust, the Subordinated Debt could be accelerated and become due and payable on December 31, 2002. Any default under the Bridge Loan Agreement would constitute an event of default under both the Credit Agreement and the NeoPharm Loan. In the event of such a default the Senior Debt, which is currently $39,200,000, plus interest, and the $3,250,000, plus interest, due under the NeoPharm Loan, could be declared to be due and payable, notwithstanding the Forbearance Agreement which is presently in place between the Company and its senior lender. At the current time, the Company does not have alternative sources of financing available to it which would allow it to pay off the Senior Debt, the NeoPharm Loan and the Subordinated Debt, with the result that if the Company's respective lenders choose to do so, they could foreclose on the assets which secure these various loans, which assets constitute all of the Company's assets.

AVAILABLE INFORMATION

       Copies of the Bridge Loan Agreement, the Warrants, the Registration Rights Agreement by and between the Company and the Trust and the Forbearance Agreement by and among the Company, Akorn (New Jersey), Inc. and The Northern Trust Company, dated as of July 12, 2001 were all filed as exhibits to the Company's report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2001. Copies of the NeoPharm Note, the Subordination and Intercreditor Agreement between NeoPharm and the Trust and of the Subordination, Standby and Intercreditor Agreement among the Company, the Trust, NeoPharm and the Senior Lenders were all filed as exhibits to the Company's report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2002. Copies of each of the foregoing documents may also be obtained, without charge, from the Office of the Secretary of the Company, 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

BOARD OF DIRECTORS RECOMMENDATION

       The Board of Directors of the Company believes that the conversion of the interest on Loan A, as well as approval of the conversion of interest which will accrue on Loan B after July 13, 2002 is in the best interest of the Company and its shareholders. Among the factors considered by the Board in approving the NeoPharm Loan and the amendment to the Bridge Loan Agreement was the need to procure funds in order to complete the Company's lyophilization project, which project the Board considers to be important to the Company's future efforts.

       Approval of the conversion of the Loan A Interest and the Extended Term Conversion Interest requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Meeting and voting thereat.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CONVERSION OF CERTAIN INTEREST ON THE SUBORDINATED DEBT AS DESCRIBED ABOVE.

                  TRANSACTIONS WITH SHAREHOLDERS AND DIRECTORS

       On March 21, 2001, in consideration of Dr. John N. Kapoor assuming the positions of President and interim CEO of the Company, the Compensation Committee of the Board of Directors agreed to issue Dr. Kapoor 500,000 options under the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program in lieu of cash compensation.

       On July 12, 2001, the Company entered into a $5,000,000 subordinated debt transaction with the Trust, the sole trustee and sole beneficiary of which is Dr. John N. Kapoor, the Company's current CEO and Chairman of the Board of Directors. Details of this transaction are set forth herein under the heading "PROPOSAL 3: APPROVAL OF CERTAIN OF THE CONVERSION FEATURES OF THE SUBORDINATED DEBT

ISSUED BY THE COMPANY TO A TRUST CONTROLLED BY THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER."

       In December 2001, the Company entered into a $3,250,000 five-year loan with NeoPharm, Inc. ("NeoPharm") to fund the Company's efforts to complete its lyophilization facility located in Decatur, Illinois. Dr. John N. Kapoor, the Company's Chairman and Chief Executive Officer is also chairman of NeoPharm and holds a substantial stock position in that company as well as in the Company. Under the terms of the promissory note, dated December 20, 2001, evidencing the loan (the "Promissory Note") interest will accrue at the initial rate of 3.6% and will be reset quarterly based upon NeoPharm's average return on its cash and readily tradable long and short-term securities during the previous calendar quarter. The principal and accrued interest is due and payable on or before its maturity on December 20, 2006. The Promissory Note provides that the Company will use the proceeds of the loan solely to validate and complete the lyophilization facility located in Decatur, Illinois. In consideration for the NeoPharm Loan, under a separate manufacturing agreement between the Company and NeoPharm, the Company, upon completion of the lyophilization facility, agrees to provide NeoPharm with access to at least 15% of the facilities' capacity at discounted pricing. The Promissory Note is subordinated to the Company's Senior Debt, but is senior to the Subordinated Debt owed to the Trust.

       Commensurate with the completion of the Promissory Note between the Company and NeoPharm, the Company entered into an agreement with the Trust, which amended the Bridge Loan Agreement. The amendment extended the term of the Bridge Loan Agreement so that it would terminate concurrently with the Promissory Note on December 20, 2006. The amendment also made it possible for the Trust, subject to shareholder approval, to convert the interest accrued on the $3,000,000 Loan A and the interest accrued on Loan B after the original maturity date into common stock of the Company. See: "PROPOSAL 3: APPROVAL OF CERTAIN OF THE CONVERSION FEATURES OF THE SUBORDINATED DEBT ISSUED BY THE COMPANY TO A TRUST CONTROLLED BY THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER."

                               PERFORMANCE GRAPH

       The graph below compares the cumulative shareholder return on the Company's Common Stock for the last five years through December 31, 2001 with the NASDAQ US Index and the NASDAQ Pharmaceutical Index. The graph assumes $100 was invested in December 1996 in the Company Common Stock and the two indices presented. The cumulative total return on the Company's Common Stock for the period presented was 106%. The cumulative returns for the NASDAQ US and the NASDAQ Pharmaceutical were 53% and 162%, respectively. As of June 24, 2002, however, the Company's Common Stock was delisted by Nasdaq and is now quoted in the "Pink Sheets".

                               PERFORMANCE GRAPH

TOTAL RETURN CHART         12/31/96      12/31/97      12/31/98      12/31/99      12/31/00      12/31/01
---------------------------------------------------------------------------------------------------------
NASDAQ US                    100           122           173           321           193           153
NASDAQ PHARM                 100           103           131           247           308           262
AKRN (AKORN)                 100           187           252           252           339           206

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       During 2001, Mr. Ben J. Pothast, an officer of the Company, failed to timely file with the Securities and Exchange Commission one Form 3 to report his initial holdings of Company common stock and directors Gaw, Bruhl, Kapoor and Ellis, each failed to timely file one report on Form 4 with the Securities and Exchange Commission to report current transactions in the Company's common stock, as required by Section 16(a) of the Securities Exchange Act of 1934. All such transactions have been reported on amended statements or annual statements on Form 5.

                              INDEPENDENT AUDITORS

       The aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

Audit Fees..................................................  $360,856
Financial Information Systems Design and Implementation       None
  Fees......................................................
All Other Fees (Consisting primarily of tax services).......  $152,022(1)

------------------------
(1) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

       A representative of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 2001, is expected to attend the Meeting, will have an opportunity to make a statement if he wishes to do so and will be available to respond to questions.

                                 OTHER MATTERS

OTHER BUSINESS

       Management is unaware of any matter for action by shareholders at the Meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the Meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

SHAREHOLDER PROPOSALS

       As it is anticipated that the Company will have its 2003 annual meeting of shareholders in May 2003, any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 2003 must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than January 30, 2003.
                                   By Order of the Board of Directors
                                   Ben J. Pothast
                                   Secretary
Buffalo Grove, Illinois
November 15, 2002

                                   APPENDIX A

                                2002 AKORN, INC.
                               STOCK OPTION PLAN
                                 FOR DIRECTORS

     1. Purpose.

       The purpose of this 2002 Akorn, Inc. Stock Option Plan for Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable directors of Akorn, Inc. (the "Corporation") for the benefit of the Corporation and its shareholders by means of stock options and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its shareholders.

     2. Shares Subject to the Plan.

       The total number of shares of common stock, no par value per share, of the Corporation (the "Shares") for which stock options may be granted under the Plan ("Options") shall not exceed 1,000,000 in the aggregate, subject to adjustment in accordance with Section 10 hereof. In the event that an Option granted hereunder expires or is terminated or cancelled unexercised as to any Shares, Options to purchase such Shares may again be issued under the Plan. Shares issued under the Plan upon the exercise of Stock Options may be authorized and unissued Shares or issued Shares held as treasury shares.

     3. Administration of the Plan.

       The Compensation Committee of the Board of Directors of the Corporation (the "Committee") shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     4. Eligibility: Grant of Options.

       (A) Until such time as the Plan is terminated, each director of the Corporation shall be automatically granted an Option each year to acquire 15,000 Shares under the Plan on the first day of each calendar year. Each person who first becomes a director of the Corporation after the first day of the year, and during the term of the Plan, will be entitled to receive the pro rata portion of an Option to acquire 15,000 Shares, based on the number of full calendar months during that year that such person will serve as a director.

       (B) In addition to the automatic grant of Options provided in Section 4(a) above, the Compensation Committee may, in its sole discretion, grant an Option of no more than 100,000 Shares to a person who becomes a director of the Corporation at any time after the 2002 Annual Meeting of Shareholders, but no member of the Compensation Committee shall be eligible to be granted an Option under this Section 4(b) and any director who is granted an Option under this
Section 4(b) shall not be permitted to serve on the Compensation Committee for one year after grant of an Option under this Section 4(b).

     5. Option Agreement.

       Each Option granted under the Plan shall be evidenced by an Option agreement (the "Agreement") duly executed on behalf of the Corporation and by the director to whom such Option is granted. Such Agreements shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the optionee agrees to continue to serve as a director of the Corporation during the term for which he was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. No purported grant of any Option shall be effective until an Agreement shall have been duly executed on behalf of the Corporation and the director to whom the Option is to be granted.

     6. Stock Option Exercise Price.

       The exercise price for a Stock Option granted under the Plan shall be the fair market value of the Shares covered by the Stock Option at the time the Stock Option is granted. For purposes hereof, if the common stock of the Corporation is listed on any national exchange or any automated quotation system which provides sale quotations, the fair market value shall be the closing sale price quoted on such exchange or quotation system as reported in the Wall Street Journal, or, if not reported in the Wall Street Journal, such other reporting source as shall be generally available within the United States, or such other source as the Committee deems reliable, for the trading day next preceding the date of the grant of the Option or if there are no trades on such date then on the preceding date on which a trade did occur. In the absence of an established market for the Shares, the fair market value thereof shall be determined in good faith by the Committee.

     7. Time and Manner of Exercise of Opinion.

       (A) Except as otherwise provided in Section 10(b) hereof, Options granted under the Plan shall be exercisable in full one year after the date of grant of the Options and shall remain exercisable during the period ending ten years from the date of grant.

       (B) To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option to the Corporation, stating the number of Shares with respect to which the Option is being exercised, and accompanied by payment in full for such Shares, which payment may be (i) in cash or by certified or uncertified check,
(ii) in whole or in part in Shares owned by the person or persons exercising the Option for a period of six months, valued at fair market value on the trading date next preceding the date of exercise or if there are no trades on such date then on the preceding date on which a trade did occur, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation (with a copy to the Corporation) to effect the exercise of the Option and delivery to the Corporation of the amount of sale or loan proceeds required to pay the exercise price. The date of exercise shall be the date on which the Corporation receives written notice of exercise. Upon exercise of an Option and payment of the exercise price, delivery of a certificate for paid up nonassessable Shares shall be made to the person exercising the Option.

     8. Terms of Options.

       (A) Each Option shall expire ten years from the date of grant thereof, but shall be subject to earlier termination as provided in Section 10(b) hereof.

       (B) In the event of the death of an optionee, the Option granted to such optionee may be exercised during its term to the full number of Shares covered thereby, by the estate of such optionee, or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such optionee.

     9. Options Not Transferable.

       The right of any optionee to exercise an Option granted to him under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such Option shall be exercisable during the lifetime of such optionee only by him or by his guardian or legal representative. Any Option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such Option.

     10. Adjustments Upon Changes in Capitalization or Control.

       (A) In the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the total number of Shares issuable under the Plan, the number of Shares issuable upon Options to be granted under the terms hereof and the number and kind of shares as to which outstanding Options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without changes in the total price applicable to the unexercised portion of such Options but with a corresponding adjustment in the exercise price for each Option.

       (B) If there is proposed a dissolution or liquidation of the Corporation, or a reorganization, merger or consolidation of the Corporation with one or more corporations in which the Corporation is not to be the surviving corporation, or a transfer of substantially all the property or more than two thirds of the then outstanding shares of the Corporation to another Corporation, the Board shall cause written notice of the proposed transaction to be given to every optionee under the Plan not less than 40 days prior to the anticipated effective date of the proposed transaction, and every Option granted under the Plan shall be immediately exercisable by such optionee prior to a date specified in such notice, which date shall be not more than 10 days prior to the anticipated effective date of the proposed transaction. The optionee shall have the right to exercise the Option to purchase any or all shares of Common Stock then subject to the Option. The optionee shall notify the Corporation, in writing, that he intends to exercise his Option and the optionee may condition such exercise upon, and provide that such exercise shall become effective at the time immediately prior to the consummation of the proposed transaction. If the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the proposed transaction is not consummated and the optionee has so provided, the Option shall remain unexercised.

     11. Restriction on Issue of Shares.

       (A) Notwithstanding the provisions of Section 7, the Corporation may delay the issuance of Shares covered by the exercise of any Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

                (I) the Shares with respect to which an Option has been exercised are at the time of the issuance of such Shares effectively registered under applicable federal securities acts now or hereafter in force or

                (II) counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities laws now or hereafter in force.

       (B) It is intended that all exercises of Options shall be effective. Accordingly, the Corporation shall use its best efforts to being about compliance with the above conditions within a reasonable time.

     12. Withholding.

       The Corporation shall have the right to withhold from any stock issuance under the Plan or to collect as a condition of issuance, any taxes required by law to be withheld.

     13. Approval of Stockholders.

       The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Corporation voting in person or by proxy at a duly held stockholders' meeting within twelve months after the adoption of the Plan by the Board.

     14. Expenses of the Plan.

       All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

     15. Termination and Amendment of the Plan.

       Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan shall be duly approved by the shareholders. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in Section 10 the Board may not, without the approval of the shareholders of the Corporation, materially increase the benefits under the Plan, increase the maximum aggregate number of shares for which Options may be granted under the Plan, or permit the granting of Options to anyone other than as provided in Section 4 hereof and provided further that Section 4 of the Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or the federal securities laws, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his rights under an Option previously granted to him.

TEXT OF PROXY CARD



PROXY    This Proxy is Solicited on Behalf of the Board of Directors of
                                    AKORN, INC.

         The undersigned hereby constitutes and appoints John N. Kapoor and Ben
J. Pothast or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of Common Stock of Akorn, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on November 8, 2002, at the annual meeting of shareholders of the Company to be held on December 19, 2002 (the "Annual Meeting"), and at all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR EACH OF THE OTHER MATTERS PRESENTED TO THE MEETING AS DESCRIBED IN THE PROXY STATEMENT.

1.    Election of Directors.

      FOR [ ] all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY [ ] to vote for all nominees listed below.

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

        John N. Kapoor, Ph.D., Daniel E. Bruhl, M.D.

                       Doyle S. Gaw, Jerry N. Ellis

2.    Proposal to approve the Akorn, Inc. 2002 Stock Option Plan for
      Directors

                        FOR    [ ]     AGAINST    [ ]      ABSTAIN    [ ]

3. Proposal to approve certain of the conversion features of the subordinated debt issued by the Company to a trust controlled by the Company's Chairman and Chief Executive Officer

                        FOR    [ ]     AGAINST    [ ]      ABSTAIN    [ ]

4. In their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

                            (Please See Reverse Side)

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSALS LISTED OVER. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


                                        Date: _________________________________

                                        --------------------------------------
                                               Signature of Shareholder

                                        --------------------------------------
                                               Signature if held jointly

                                        Please sign exactly as name appears on
                                        the certificate or certificates
                                        representing shares to be voted by this
                                        proxy, as shown on the label to the
                                        left. When signing as executor,
                                        administrator, attorney, trustee, or
                                        guardian please give full title as such.
                                        If a corporation, please sign full
                                        corporation name by president or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized persons.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.